UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 7, 2014

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.	2

Signatures	3

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 7, 2014, Tejon Ranch Co. held an annual meeting of it shareholders. Three proposals were acted on at that meeting: (1) The election of four Class III Directors, (2) The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, and (3) An advisory vote for the approval of executive compensation. Tejon Ranch Co, shareholders elected all four of the Class III Directors, approved the appointment of Ernst & Young LLP, and in an advisory vote approved the executive compensation plan.

Following are the votes cast for or withheld foe each Director:

	For	Withheld	Not voted
Gregory S. Bielli	16,124,167	637,491	2,391,729
John L. Goolsby	15,760,983	1,000,675	2,391,729
Norman Metcalfe	15,760,767	1,000,891	2,391,729
Kent G. Snyder	16,088,869	672,969	2,391,729

Following are the votes cast for and against ratification of the independent public accounting firm:

For	Against	Abstain
19,120,208	17,371	15,808

Following are the votes cast related the advisory approval vote on executive compensation:

For	Against	Abstain	Not voted
14,992,326	1,264,368	504,964	2,391,729

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2014	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, and Chief Financial Officer

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